Exhibit 99.1

Nutanix Reports Fourth Quarter and Fiscal 2024 Financial Results

Reports 22% YoY ARR Growth and Strong Free Cash Flow for Fiscal 2024

Delivers Outperformance Across All Fourth Quarter Guided Metrics

SAN JOSE, Calif. – Aug. 28, 2024 – Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2024.

“Our fourth quarter was a solid finish to a fiscal year that showed good progress on our financial model with solid top line growth and sharp year-over-year improvement in profitability,” said Rajiv Ramaswami, President and CEO of Nutanix. “In fiscal 2024, we also made notable progress on partnerships, signing new or enhanced agreements with Cisco, NVIDIA and Dell, and continued to innovate towards our goal of being the leading platform for running applications and managing data, anywhere.”

“Our fiscal 2024 results demonstrated a good balance of top and bottom line performance with 22% year-over-year ARR growth, strong free cash flow generation and our first full year of positive GAAP operating income,” said Rukmini Sivaraman, CFO of Nutanix. “We remain focused on delivering sustainable, profitable growth.”

Fourth Quarter Fiscal 2024 Financial Summary

	Q4 FY’24	Q4 FY’23	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$338.0 million	$278.7 million	21%
Annual Recurring Revenue (ARR)[2]	$1.91 billion	$1.56 billion	22%
Average Contract Duration[3]	3.1 years	3.0 years	0.1 year
Revenue	$548.0 million	$494.2 million	11%
GAAP Gross Margin	85.2%	83.7%	150 bps
Non-GAAP Gross Margin	86.9%	85.8%	110 bps
GAAP Operating Expenses	$479.2 million	$425.1 million	13%
Non-GAAP Operating Expenses	$405.5 million	$360.6 million	12%
GAAP Operating Loss	$(12.2) million	$(11.3) million	$(0.9) million
Non-GAAP Operating Income	$70.5 million	$63.6 million	$6.9 million

GAAP Operating Margin	(2.2)%	(2.3)%	0.1% pts
Non-GAAP Operating Margin	12.9%	12.9%	0% pts
Net Cash Provided by Operating Activities	$244.7 million	$58.3 million	$186.4 million
Free Cash Flow	$224.3 million	$45.5 million	$178.8 million

Fiscal 2024 Financial Summary

	FY’24	FY’23	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$1.16 billion	$956.8 million	21%
Annual Recurring Revenue (ARR)[2]	$1.91 billion	$1.56 billion	22%
Average Contract Duration[3]	3.0 years	3.0 years	0.0 year
Revenue	$2.15 billion	$1.86 billion	15%
GAAP Gross Margin	84.9%	82.2%	270 bps
Non-GAAP Gross Margin	86.7%	84.6%	210 bps
GAAP Operating Expenses	$1.82 billion	$1.74 billion	5%
Non-GAAP Operating Expenses	$1.52 billion	$1.41 billion	7%
GAAP Operating Income (Loss)	$7.6 million	$(207.2) million	$214.8 million
Non-GAAP Operating Income	$347.1 million	$161.0 million	$186.1 million
GAAP Operating Margin	0.4%	(11.1)%	11.5% pts
Non-GAAP Operating Margin	16.2%	8.6%	7.6% pts
Net Cash Provided by Operating Activities	$672.9 million	$272.4 million	$400.5 million
Free Cash Flow	$597.7 million	$207.0 million	$390.7 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

First Quarter Fiscal 2025 Outlook

Revenue	$565 - $575 million
Non-GAAP Operating Margin	14.5% to 15.5%
Weighted Average Shares Outstanding (Diluted)[4]	Approximately 287 million

Fiscal 2025 Outlook

Revenue	$2.435 - $2.465 billion
Non-GAAP Operating Margin	15.5% to 17.0%
Free Cash Flow	$540 - $600 million

Supplementary materials to this press release, including our fourth quarter and fiscal 2024 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s fourth quarter and fiscal 2024 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for life-of-device contracts that do not have a specified term. Excludes amounts related to professional services and hardware. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period. The Company will discontinue reporting ACV Billings beginning with the Company’s first quarter fiscal 2025 financial results.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts.

3Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), costs related to the impairment and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to convertible senior notes, interest expense related to convertible senior notes, gains on divestitures, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe has provided useful information to our management and investors during our transition to a subscription-based business model as it has allowed us to better track the topline growth of our business during the transition because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Duration, so we have not reconciled the ACV Billings, ARR, or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our first quarter fiscal 2025 outlook and/or our fiscal 2025 outlook: non-GAAP gross margin, non-GAAP operating margin, and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects; our plan to continue innovating towards our goal of being the leading platform for running applications and managing data, anywhere; our focus on delivering sustainable, profitable growth; our first quarter fiscal 2025 outlook; and our fiscal 2025 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2023 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Additional information will be set forth in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running apps and data across clouds. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2024 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

NUTANIX, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	July 31, 2023	July 31, 2024
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$512,929	$655,270
Short-term investments	924,466	339,072
Accounts receivable, net	157,251	229,796
Deferred commissions—current	120,001	159,849
Prepaid expenses and other current assets	147,087	97,307
Total current assets	1,861,734	1,481,294
Property and equipment, net	111,865	136,180
Operating lease right-of-use assets	93,554	109,133
Deferred commissions—non-current	237,990	198,962
Intangible assets, net	4,893	5,153
Goodwill	184,938	185,235
Other assets—non-current	31,941	27,961
Total assets	$2,526,915	$2,143,918
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,928	$45,066
Accrued compensation and benefits	143,679	195,602
Accrued expenses and other current liabilities	109,269	24,967
Deferred revenue—current	823,665	954,543
Operating lease liabilities—current	29,567	24,163
Total current liabilities	1,136,108	1,244,341
Deferred revenue—non-current	771,367	918,163
Operating lease liabilities—non-current	68,940	90,359
Convertible senior notes, net	1,218,165	570,073
Other liabilities—non-current	39,754	49,130
Total liabilities	3,234,334	2,872,066
Stockholders’ deficit:
Common stock	6	7
Additional paid-in capital	3,930,668	4,118,898
Accumulated other comprehensive loss	(5,171)	146
Accumulated deficit	(4,632,922)	(4,847,199)
Total stockholders’ deficit	(707,419)	(728,148)
Total liabilities and stockholders’ deficit	$2,526,915	$2,143,918

NUTANIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands, except per share data)
Revenue:
Product	$240,495	$265,901	$912,114	$1,067,948
Support, entitlements and other services	253,715	282,051	950,781	1,080,868
Total revenue	494,210	547,952	1,862,895	2,148,816
Cost of revenue:
Product (1)(2)	10,655	8,336	51,107	36,441
Support, entitlements and other services (1)	69,803	72,642	281,080	287,671
Total cost of revenue	80,458	80,978	332,187	324,112
Gross profit	413,752	466,974	1,530,708	1,824,704
Operating expenses:
Sales and marketing (1)(2)	229,425	259,360	924,696	977,286
Research and development (1)	146,201	167,396	580,961	638,992
General and administrative (1)	49,473	52,406	232,201	200,863
Total operating expenses	425,099	479,162	1,737,858	1,817,141
(Loss) income from operations	(11,347)	(12,188)	(207,150)	7,563
Other income (expense), net	4,261	(106,361)	(26,435)	(108,881)
Loss before provision for income taxes	(7,086)	(118,549)	(233,585)	(101,318)
Provision for income taxes	6,201	7,552	20,975	23,457
Net loss	$(13,287)	$(126,101)	$(254,560)	$(124,775)
Net loss per share attributable to Class A common stockholders, basic and diluted	$(0.06)	$(0.51)	$(1.09)	$(0.51)
Weighted average shares used in computing net loss per share attributable to Class A common stockholders, basic and diluted	237,832	247,886	233,247	244,743

(1)
Includes the following stock-based compensation expense:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands)
Product cost of revenue	$1,863	$1,621	$7,966	$6,822
Support, entitlements and other services cost of revenue	6,528	6,595	26,611	27,285
Sales and marketing	19,333	19,080	82,758	80,190
Research and development	31,957	39,120	139,073	156,784
General and administrative	12,911	15,158	55,337	62,752
Total stock-based compensation expense	$72,592	$81,574	$311,745	$333,833

(2)
Includes the following amortization of intangible assets:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands)
Product cost of revenue	$2,091	$766	$9,870	$3,392
Sales and marketing	111	99	827	317
Total amortization of intangible assets	$2,202	$865	$10,697	$3,709

NUTANIX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Fiscal Year Ended July 31,
	2023	2024
	(in thousands)
Cash flows from operating activities:
Net loss	$(254,560)	$(124,775)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,388	73,199
Stock-based compensation	311,745	333,833
Amortization of debt discount and issuance costs	42,636	41,600
Conversion of convertible senior notes attributable to debt discount and issuance costs	—	107,877
Operating lease cost, net of accretion	35,357	31,462
Early exit of lease-related assets	(1,040)	—
Gain on Frame divestiture	(10,957)	—
Non-cash interest expense	19,757	18,550
Other	(11,388)	(13,312)
Changes in operating assets and liabilities:
Accounts receivable, net	(25,885)	(53,811)
Deferred commissions	9,599	(820)
Prepaid expenses and other assets	(59,243)	46,623
Accounts payable	(9,600)	14,749
Accrued compensation and benefits	(6,027)	51,923
Accrued expenses and other liabilities	53,191	(82,632)
Operating leases, net	(40,257)	(30,475)
Deferred revenue	142,687	258,940
Net cash provided by operating activities	272,403	672,931
Cash flows from investing activities:
Maturities of investments	965,040	774,237
Purchases of investments	(955,330)	(871,259)
Sales of investments	—	706,363
Proceeds from Frame divestiture	5,909	—
Payments for acquisitions, net of cash acquired	—	(4,500)
Purchases of property and equipment	(65,404)	(75,252)
Net cash (used in) provided by investing activities	(49,785)	529,589
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	46,501	51,571
Taxes paid related to net share settlement of equity awards	(10,214)	(161,552)
Repayment of convertible notes	(145,704)	(817,633)
Repurchases of common stock	—	(131,139)
Payment of finance lease obligations	(3,292)	(3,876)
Net cash used in financing activities	(112,709)	(1,062,629)
Net increase in cash, cash equivalents and restricted cash	$109,909	$139,891
Cash, cash equivalents and restricted cash—beginning of period	405,862	515,771
Cash, cash equivalents and restricted cash—end of period	$515,771	$655,662
Restricted cash (1)	2,842	392
Cash and cash equivalents—end of period	$512,929	$655,270
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$30,781	$23,647
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$15,754	$19,275
Forfeited paid-in-kind interest recognized in equity upon note conversion	$—	$6,019

(1)
Included within other assets—non-current in the consolidated balance sheets.

Reconciliation of Revenue to Billings

(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands)
Total revenue	$494,210	$547,952	$1,862,895	$2,148,816
Change in deferred revenue	50,631	124,903	142,687	258,940
Total billings	$544,841	$672,855	$2,005,582	$2,407,756

Disaggregation of Revenue and Billings

(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$459,460	$518,695	$1,730,848	$2,016,776
Professional services revenue	24,020	26,769	91,841	100,852
Other non-subscription product revenue	10,730	2,488	40,206	31,188
Total revenue	$494,210	$547,952	$1,862,895	$2,148,816
Disaggregation of billings:
Subscription billings	$504,191	$636,040	$1,868,943	$2,253,633
Professional services billings	29,920	34,327	96,433	122,935
Other non-subscription product billings	10,730	2,488	40,206	31,188
Total billings	$544,841	$672,855	$2,005,582	$2,407,756

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

•
Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
•
Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes approximately $10.4 million and $37.4 million of non-portable software revenue for the three and twelve months ended July 31, 2023, respectively, $1.6 million and $27.9 million of non-portable software revenue for the three and twelve months ended July 31, 2024, respectively, $0.3 million and $2.8 million of hardware revenue for the three and twelve months ended July 31, 2023, respectively, and $0.9 million and $3.3 million of hardware revenue for the three and twelve months ended July 31, 2024, respectively.

•
Non-portable software revenue — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
•
Hardware revenue — In transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Annual Contract Value Billings and Annual Recurring Revenue

(Unaudited)

	As of and for the Three Months Ended July 31,		As of and for the Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$278,699	$337,999	$956,810	$1,162,428
Annual Recurring Revenue (ARR)	$1,561,981	$1,907,982	$1,561,981	$1,907,982

Reconciliation of GAAP to Non-GAAP Profit Measures

(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$466,974	$8,216	$766	$—	$—	$—	$—	$475,956
Gross margin	85.2%	1.6%	0.1%	—	—	—	—	86.9%
Operating expenses:
Sales and marketing	259,360	(19,080)	(99)	—	—	—	—	240,181
Research and development	167,396	(39,120)	—	—	—	—	—	128,276
General and administrative	52,406	(15,158)	—	(216)	—	—	—	37,032
Total operating expenses	479,162	(73,358)	(99)	(216)	—	—	—	405,489
(Loss) income from operations	(12,188)	81,574	865	216	—	—	—	70,467
Operating margin	(2.2)%	14.9%	0.2%	—	—	—	—	12.9%
Net (loss) income	$(126,101)	$81,574	$865	$216	$(120)	$119,505	$(214)	$75,725
Weighted shares outstanding, basic	247,886							247,886
Weighted shares outstanding, diluted (7)	247,886							284,808
Net (loss) income per share, basic	$(0.51)	$0.34	$-	$-	$-	$0.48	$-	$0.31
Net (loss) income per share, diluted	$(0.51)							$0.27

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Litigation-related costs
(4)
Other
(5)
Amortization and conversion of debt discount and issuance costs and interest expense related to the convertible senior notes
(6)
Income tax effect primarily related to stock-based compensation expense
(7)
Includes 36,922 potentially dilutive shares related to the convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year Ended July 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Fiscal Year Ended July 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$1,824,704	$34,107	$3,392	$—	$—	$—	$—	$—	$1,862,203
Gross margin	84.9%	1.6%	0.2%	—	—	—	—	—	86.7%
Operating expenses:
Sales and marketing	977,286	(80,190)	(317)	194	—	—	—	—	896,973
Research and development	638,992	(156,784)	—	—	—	—	—	—	482,208
General and administrative	200,863	(62,752)	—	—	(1,971)	(225)	—	—	135,915
Total operating expenses	1,817,141	(299,726)	(317)	194	(1,971)	(225)	—	—	1,515,096
Income from operations	7,563	333,833	3,709	(194)	1,971	225	—	—	347,107
Operating margin	0.4%	15.5%	0.2%	—	0.1%	—	—	—	16.2%
Net (loss) income	$(124,775)	$333,833	$3,709	$(194)	$1,971	$805	$169,379	$(527)	$384,201
Weighted shares outstanding, basic	244,743								244,743
Weighted shares outstanding, diluted (8)	244,743								293,901
Net (loss) income per share, basic	$(0.51)	$1.36	$0.02	$-	$0.01	$-	$0.69	$-	$1.57
Net (loss) income per share, diluted	$(0.51)								$1.31

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Restructuring charges (reversals)
(4)
Litigation-related costs
(5)
Other
(6)
Amortization and conversion of debt discount and issuance costs and interest expense related to the convertible senior notes
(7)
Income tax effect primarily related to stock-based compensation expense
(8)
Includes 49,158 potentially dilutive shares related to the convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$413,752	$8,391	$2,091	$—	$—	$—	$—	$424,234
Gross margin	83.7%	1.7%	0.4%	—	—	—	—	85.8%
Operating expenses:
Sales and marketing	229,425	(19,333)	(111)	—	—	—	—	209,981
Research and development	146,201	(31,957)	—	—	—	—	—	114,244
General and administrative	49,473	(12,911)	—	(176)	—	—	—	36,386
Total operating expenses	425,099	(64,201)	(111)	(176)	—	—	—	360,611
(Loss) income from operations	(11,347)	72,592	2,202	176	—	—	—	63,623
Operating margin	(2.3)%	14.8%	0.4%	—	—	—	—	12.9%
Net (loss) income	$(13,287)	$72,592	$2,202	$176	$16,307	$(10,957)	$503	$67,536
Weighted shares outstanding, basic	237,832							237,832
Weighted shares outstanding, diluted (7)	237,832							286,033
Net (loss) income per share, basic	$(0.06)	$0.31	$0.01	$-	$0.07	$(0.05)	$-	$0.28
Net (loss) income per share, diluted	$(0.06)							$0.24

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Litigation settlement accrual and legal fees
(4)
Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)
Gain on Frame divestiture
(6)
Income tax effect primarily related to stock-based compensation expense
(7)
Includes 48,201 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments								Non-GAAP
	Fiscal Year Ended July 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Fiscal Year Ended July 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$1,530,708	$34,577	$9,870	$—	$230	$—	$—	$—	$—	$1,575,385
Gross margin	82.2%	1.9%	0.5%	—	—	—	—	—	—	84.6%
Operating expenses:
Sales and marketing	924,696	(82,758)	(827)	—	(3,283)	—	—	—	—	837,828
Research and development	580,961	(139,073)	—	—	(1,661)	—	—	—	—	440,227
General and administrative	232,201	(55,337)	—	(1,726)	(129)	(38,675)	—	—	—	136,334
Total operating expenses	1,737,858	(277,168)	(827)	(1,726)	(5,073)	(38,675)	—	—	—	1,414,389
(Loss) income from operations	(207,150)	311,745	10,697	1,726	5,303	38,675	—	—	—	160,996
Operating margin	(11.1)%	16.6%	0.6%	0.1%	0.3%	2.1%	—	—	—	8.6%
Net (loss) income	$(254,560)	$311,745	$10,697	$1,726	$5,303	$38,675	$64,112	$(10,957)	$2,219	$168,960
Weighted shares outstanding, basic	233,247									233,247
Weighted shares outstanding, diluted (9)	233,247									281,787
Net (loss) income per share, basic	$(1.09)	$1.33	$0.05	$0.01	$0.02	$0.17	$0.27	$(0.05)	$0.01	$0.72
Net (loss) income per share, diluted	$(1.09)									$0.60

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Costs related to early exit of existing leases
(4)
Restructuring charges
(5)
Litigation settlement accrual and legal fees
(6)
Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)
Gain on Frame divestiture
(8)
Income tax effect primarily related to stock-based compensation expense
(9)
Includes 48,540 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2023	2024	2023	2024
	(in thousands)
Net cash provided by operating activities	$58,309	$244,697	$272,403	$672,931
Purchases of property and equipment	(12,801)	(20,439)	(65,404)	(75,252)
Free cash flow	$45,508	$224,258	$206,999	$597,679

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Lia Bigano

pr@nutanix.com